EXHIBIT 99


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                         INDEPENDENT ACCOUNTANTS' REPORT
                         -------------------------------


Board of Directors and Stockholders
WSB Holding Company

We have reviewed the accompanying consolidated balance sheet of WSB Holding Company and subsidiaries as of December 31, 2000, and the related consolidated statements of income and cash flows for the six and three-month periods ended December 31, 2000 and 1999, the consolidated statement of changes in stockholders' equity for the six-month period ended December 31, 2000, and the consolidated statement of cash flows for the six months ended December 31, 2000 and 1999. These consolidated financial statements are the responsibility of the Company's management.

We conducted our review in accordance with standards established by the American Institute of Certified Public Accountants. A review of interim financial information consists principally of applying analytical procedures to financial data and making inquiries of persons responsible for financial and accounting matters. It is substantially less in scope than an audit conducted in accordance with generally accepted auditing standards, the objective of which is the expression of an opinion regarding the financial statements taken as a whole. Accordingly, we do not express such an opinion.

Based on our review, we are not aware of any material modifications that should be made to the accompanying financial statements for them to be in conformity with generally accepted accounting principles.

We have previously audited, in accordance with generally accepted auditing standards, the consolidated balance sheet as of June 30, 2000, and the related consolidated statements of income, changes in stockholders' equity and cash flows for the year then ended (not presented herein); and in our report dated July 27, 2000 we expressed an unqualified opinion on those consolidated financial statements. In our opinion, the information set forth in the accompanying consolidated balance sheet as of June 30, 2000, is fairly stated, in all material respects.


/s/ S.R. Snodgrass, A.C.


Wexford, PA
February 9, 2001


S.R. Snodgrass, A.C.
1000 Stonewood Drive, Suite 200
Wexford, PA  15090-8399
Phone:       724-934-0344
Facsimile:  724-934-0345